SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 31, 2023, Banner Corporation (the “Company”) and its wholly-owned subsidiary Banner Bank (the “Bank”) announced that Peter J. Conner had informed the Company of his intention to retire from his position as Executive Vice President and Chief Financial Officer of the Company, effective October 10, 2023. Mr. Conner will also be retiring from his position as Executive Vice President and Chief Financial Officer of the Bank, effective April 10, 2023.  His planned departure is not a result of any disagreement regarding the Company’s financial statements or disclosure.
Mr. Conner joined the Bank as Chief Financial Officer in 2015 as part of the AmericanWest Bank acquisition.  He began his banking career in 1989 and progressed through several leadership positions with a variety of money center and community banks prior to joining the Bank as Chief Financial Officer. As part of Mr. Conner’s retirement, the Company, the Bank and Mr. Conner will enter into a Separation and Release Agreement (“Agreement”), which is anticipated to be signed on or before April 19, 2023 and it will become effective seven days after signing. Pursuant to the terms of the Agreement, Mr. Conner will continue to be employed as Executive Vice President and Chief Financial Officer of the Company and the Bank until April 10, 2023, at which time he will retire from his position as Executive Vice President and Chief Financial Officer of the Bank. On October 10, 2023 (the “Retirement Date”), Mr. Conner will also retire from his position as Executive Vice and Chief Financial Officer of the Company. The period of time between the signing of the Agreement and the Retirement Date is referred to as the “Notice Period.” During the Notice Period, Mr. Conner will continue to receive the same pay and benefits he is currently entitled to. Mr. Conner’s last day of work will be April 10, 2024 (the “Separation Date,” which date may be adjusted in specified circumstances).  The period of time between the end of the Notice Period and the Separation Date is referred to as the “Transition Period.” During the Transition Period, Mr. Conner will continue to work for the Company on a reduced schedule in a new role as special advisor to the Chief Executive Officer until April 10, 2024.  In this role, Mr. Conner will receive a base salary equivalent to 50% of his base salary in effect as of the last day of the Notice Period and he will be entitled to certain specified executive perquisites as set forth in the Agreement. All pay and benefits under any of Banner’s plans, policies or programs, will end as of the Separation Date unless extended by Mr. Conner pursuant to the terms of the relevant plans or specifically set forth in the Agreement.

As of the later of the effective date of the Agreement or the Separation Date (such later date being referred to as the “Separation Pay Trigger Date”), and subject to (i) the Separation Date occurring on or after April 10, 2024, and (ii) Mr. Conner’s execution of a reaffirmation of the Agreement and supplemental release of claims (the “Reaffirmation and Release”), Mr. Conner will be entitled to receive $500,000 (less appliable deductions) of separation pay that will be paid in two equal installments.  The first installment is payable within ten business days after the later of the Separation Pay Trigger Date or the date of Mr. Conner’s submission of the signed Reaffirmation and Release; the second installment is payable within ten business days after the expiration of the period during which Mr. Conner will be limited in his business activities and subject to employee- and client-related non-solicitation provisions. His outstanding restricted stock units and performance share awards in existence at the end of the Notice Period will continue to vest in accordance with the terms of the award agreements through the Separation Date.  Mr. Conner also will be eligible to receive an equity award under the Company’s 2023 Long Term Incentive Plan, subject to the discretion of the Board of Directors.  After the Separation Date, Mr. Conner and any spouse and/or covered dependents may elect to purchase continued group medical, dental and vision coverage in accordance with the provisions of COBRA.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement which is attached hereto as Exhibit 10.1.

(c) Effective April 11, 2023, Robert G. Butterfield, age 54, currently serving as Senior Vice President and Chief Accounting Officer of the Bank, will succeed Mr. Conner, by being promoted to the position of Executive Vice President and Chief Financial Officer of the Bank. On that date, Mr. Butterfield will also replace Mr. Conner as a member of the Bank’s Executive Management Committee.  Mr. Butterfield will continue to report to Mr. Conner to support a smooth transition and will be appointed as Executive Vice President and Chief Financial Officer of the Company on October 11, 2023, at which time he will begin reporting to Mark J. Grescovich, President and Chief Executive Officer. Mr. Butterfield is based in Spokane, Washington.
Prior to joining the Bank, Mr. Butterfield was Senior Vice President, Controller and Principal Accounting Officer at Sterling Savings Bank from October 2001 through April 2014 and was Senior Vice President and Controller at Umpqua Bank from April 2014, all in the Spokane, Washington area, until he joined the Bank as Chief Accounting Officer in September 2015.  Mr. Butterfield is a Certified Public Accountant and has more than 26 years of highly specialized financial expertise, including 22 years in the financial services industry.  He began his career as an auditor with BDO USA, LLP.  He earned a B.A. in Accounting from Eastern Washington University and is a graduate of the Pacific Coast Banking School.

Mr. Butterfield does not have any family relationships, and is not involved in any related party transactions that are required to be disclosed herein pursuant to applicable SEC statutes, rules or regulations.  In his capacity as Executive Vice President and Chief Financial Officer of the both the Company and the Bank, Mr. Butterfield will receive an annual salary of $340,000.

A copy of the press release announcing the retirement of Mr. Conner and the appointment of Mr. Butterfield as Executive Vice President and Chief Financial Officer of both the Company and the Bank is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits
10.1	Form of Separation and Release Agreement between Banner Corporation, Banner Bank and Peter J. Conner
99.1	Banner Corporation Press Release Announcing the Resignation of Peter J. Conner and the appointment of Robert Butterfield as Executive Vice President and Chief Financial Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: March 31, 2023	By: /s/ Mark J. Grescovich
Mark J. Grescovich
President and Chief Executive Officer